Exhibit 99.2

NEI Receives Notification From NASDAQ

CANTON, Mass.--(BUSINESS WIRE)--NEI, Inc. (NASDAQ: NENG), today announced that it received a letter from The NASDAQ Stock Market notifying NEI that during the preceding 30 consecutive trading days the closing bid price of NEI's common stock has been below the $1.00 minimum bid per share required for continued listing on the NASDAQ Global Market under NASDAQ Marketplace Rule 4450(a)(5). This letter has no immediate effect on the listing of NEI's common stock.

The letter stated that, in accordance with NASDAQ Marketplace Rule 4450(e)(2), NEI will be provided 180 calendar days, or until March 30, 2009, to regain compliance with the minimum bid price requirement set forth in NASDAQ Marketplace Rule 4450(a)(5) by maintaining a closing bid price of $1.00 per share or higher for a minimum of 10 consecutive trading days. NASDAQ may, in its discretion, require that NEI maintain a bid price in excess of $1.00 for a period in excess of 10 business days, but generally no more than 20 business days, before determining that the issuer has demonstrated the ability to maintain long-term compliance. If NEI is unsuccessful in meeting the minimum bid requirement during this initial 180-day period, NASDAQ will provide notice to NEI that NEI's common stock will be delisted from the NASDAQ Global Market. If NEI receives such a notice, it may appeal the staff determination to the NASDAQ Listing Qualifications Panel. It may also apply to transfer its common stock to the NASDAQ Capital Market if NEI satisfies all criteria for initial listing on the NASDAQ Capital Market, other than compliance with the minimum bid price requirement. If such application to the NASDAQ Capital Market is approved, then NEI will have an additional 180-day compliance period in order to regain compliance with the minimum bid price requirement while listed on the NASDAQ Capital Market.

NEI is considering alternatives to regain compliance with the continued listing requirements of the NASDAQ Global Market within the initial 180-day period.

About NEI

NEI, the partner of choice for software developers, OEMs and service providers worldwide, is a leading developer of comprehensive platforms, appliances and support services deployed to reduce time to market, development time and total lifecycle costs. Founded in 1997, NEI is headquartered in Canton, Massachusetts and trades on the NASDAQ exchange under the symbol NENG. For more information about NEI’s products and services, visit www.nei.com.

Safe Harbor for Forward-Looking Statements

Statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by terminology such as "anticipate," "believe," "could," "could increase the likelihood," "estimate," "expect," "intend," "is planned," "may," "should," "will," "will enable," "would be expected," "look forward," "may provide," "would" or similar terms, variations of such terms or the negative of those terms. Statements in this press release regarding the Company's listing on NASDAQ and any other statements about NEI’s management's future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including the risk that Company’s efforts to regain and maintain compliance with the listing standards of the NASDAQ Global Market will not be successful, as well as those risks, uncertainties and factors contained in the Company's most recent Annual Report on Form 10-K for the year ended September 30, 2007 and the most recent Form 10-Q for the quarter ended June 30, 2008 under the section "Risk Factors" as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. The Company assumes no obligations to update the information included in this press release.

CONTACT:
FD Ashton Partners
Michael Cummings, 781-332-1980
or
Geoff Grande, 781-332-1980